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                                   EXHIBIT 23


                         Consent of Independent Auditors




The Plan Administrator and Participants
Diebold, Incorporated Retiree Medical Funding Plan for Newark Hourly Employees:



We consent to incorporation by reference in the Registration Statement
(No. 33-54675) on Form S-8 of the Diebold, Incorporated Retiree Medical Funding Plan for Newark Hourly Employees of our report dated June 6, 1996, relating to the statements of net assets available for benefits of the Diebold, Incorporated Retiree Medical Funding Plan for Newark Hourly Employees as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the year ended December 31, 1995 and period beginning August 16, 1994 through December 31, 1994, and all related schedules, which report appears in the December 31, 1995 annual report on Form 11-K of the Diebold, Incorporated Retiree Medical Funding Plan for Newark Hourly Employees.









/s/ KPMG Peat Marwick LLP
- -------------------------
KPMG PEAT MARWICK LLP

Cleveland, Ohio
June 24, 1996


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